UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2010

GENOPTIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33753	33-0840570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1811 Aston Avenue

Carlsbad, CA 92008

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 268-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 12, 2010, Genoptix, Inc., a Delaware corporation (“Genoptix”), entered into a Purchase Agreement and Joint Escrow Instructions (the “Purchase Agreement”) with Roman B. Cham, Trustee of the Roman B. Cham, M.D. Profit Sharing Plan (the “Cham Profit Sharing Plan”), Ronald Reynolds and Jacqueline S. Reynolds, Co-Trustees of the Ronald L. Reynolds and Jacqueline S. Reynolds Trust dated June 21, 2001 (the “Reynolds Trust”), and RM-USE, LLC, a California limited liability company (“RM-USE,” collectively with the Cham Profit Sharing Plan and the Reynolds Trust, the “Seller”), for the acquisition of an approximately 44,000 square foot building located at 2131 Faraday Avenue, Carlsbad, California, 92008 (the “Faraday Property”), which Genoptix is currently leasing and intends to use for office and laboratory operations. The purchase price of the Faraday Property is $7.6 million and is expected to close on or around January 22, 2010, provided certain conditions set forth in the Purchase Agreement are satisfied (the “Closing”).

Under the terms of the Purchase Agreement, the Seller has agreed to terminate the lease agreement between Genoptix and the Reynolds Trust dated as of June 1, 2009 for the Faraday Property, effective upon the Closing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENOPTIX, INC.

Dated: January 14, 2010	By:	/s/ DOUGLAS A. SCHULING
Douglas A. Schuling
Executive Vice President, Chief Financial Officer